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                                                                  EXHIBIT 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Ross Systems, Inc. on Form S-3(A) (File No. 333-47877) of our report dated August 21, 1997 on our audits of the consolidated financial statements and financial statement schedule of Ross Systems, Inc. as of June 30, 1997 and 1996 and for the years ended June 30, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts."


/s/ PRICEWATERHOUSECOOPERS L.L.P.

PricewaterhouseCoopers LLP

Atlanta, Georgia
July 30, 1998